Exhibit 3.317

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PUTNAM COMMUNITY MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE EIGHTEENTH DAY OF APRIL, A.D. 2000, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF JANUARY, A.D. 2004, AT 10:31 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF FEBRUARY, A.D. 2004, AT 12:01 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PUTNAM COMMUNITY MEDICAL CENTER, LLC”.

3214206 8100H 110292840 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620246 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/18/2000
001197408 – 3214206

CERTIFICATE OF FORMATION
OF
PUTNAM COMMUNITY MEDICAL CENTER, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company Putnam Community Medical Center, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 18, 2000.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040658 – 3214206

CERTIFICATE OF AMENDMENT
OF
Putnam Community Medical Center, LLC
     1. The name of the limited liability company is Putnam Community Medical Center, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Putnam Community Medical Center, LLC this 15 day of January, 2002.

Putnam Community Medical Center, LLC

/s/ William F. Carpenter III William F. Carpenter III,
Manager

Title

CERTIFICATE OF MERGER
MERGING
PUTNAM DIAGNOSTIC IMAGING CENTER, LLC
(a Delaware limited liability company)
WITH AND INTO
PUTNAM COMMUNITY MEDICAL CENTER, LLC
(a Delaware limited liability company)
          Pursuant to Section 18-209 the Delaware Limited Liability Company Act, Putnam Diagnostic Imaging Center, LLC, a Delaware limited liability company (“PDIC”), and Putnam Community Medical Center, LLC, a Delaware limited liability company (“PCMC”), hereby adopt the following Certificate of Merger:
          1. The Agreement and Plan of Merger (the “Plan”), attached hereto as Exhibit A and incorporated herein by reference, has been approved and executed by both PDIC and PCMC.
          2. The surviving entity is Putnam Community Medical Center, LLC (the “Surviving Entity”).
          3. The Plan shall become effective at 12:01 a.m. on February 1, 2004.
          4. The Plan is on file at the Surviving Entity’s principal office, 103 Powell Court, Suite 200, Brentwood, Tennessee 37027.
          5. The Plan will be furnished by the Surviving Entity, on request and without cost, to any member of PDIC.
[Signature page follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:41 AM 01/30/2004
FILED 10:31 AM 01/30/2004
SRV 040065311 – 3214206 FILE

          IN WITNESS WHEREOF, each of the undersigned has duly caused this Certificate of Merger to be executed by their respective duly authorized officers as of this 29 day of January, 2004.

PUTNAM DIAGNOSTIC IMAGING CENTER, LLC

By:	/s/ William F. Carpenter III William F. Carpenter III,
Senior Vice President

PUTNAM COMMUNITY MEDICAL CENTER, LLC

By:	/s/ William F. Carpenter III William F. Carpenter III,
Senior Vice President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER, dated as of January 29, 2004 (this “Agreement”), is by and between Putnam Diagnostic Imaging Center, LLC, a Delaware limited liability company (“PDIC”) whose sole member is LifePoint Holdings 2, LLC, a Delaware limited liability company (“Parent”), and Putnam Community Medical Center, LLC, a Delaware limited liability company (“PCMC”) whose sole member is Parent.
RECITALS:
     WHEREAS, Parent, as sole member of PDIC, has determined that it is in the best interest of PDIC to consummate the business combination transaction provided for herein in which PDIC will merge with and into PCMC, subject to the terms and conditions set forth herein (the “Merger”);
     WHEREAS, Parent, as sole member of PCMC, has determined that it is in the best interest of PCMC to consummate the Merger;
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, PDIC and PCMC agree as follows:
ARTICLE 1
THE MERGER
     1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware Limited Liability Company Act (the “Act”), at the Effective Time (as defined in Section 1.2 hereof), PDIC shall merge with and into PCMC. PCMC shall be the surviving entity (the “Surviving Entity”) in the Merger and shall continue its limited liability company existence under the laws of the State of Delaware. The address of the Surviving Entity’s principal office is 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. Upon consummation of the Merger, the separate corporate existence of PDIC shall terminate. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the Act.
     1.2. Effective Time. The Merger shall become effective at 12:01 a.m. on February 1, 2004 (the “Effective Time”), as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of Delaware.
ARTICLE 2
EXCHANGE OF SHARES
     2.1 Effects of the Merger on Securities of PCMC. As of the Effective Time, each unit of membership interest of PCMC issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall continue to represent one unit of membership interest of the Surviving Entity.
     2.2 Effects of the Merger on Securities of PDIC. At the Effective Time, each unit of membership interest of PDIC issued and outstanding immediately prior to the Effective Time

1

shall, by virtue of this Agreement and without any further action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.
ARTICLE 3
EFFECTS OF THE MERGER
     3.1. Certificate of Formation. At the Effective Time, the Certificate of Formation of PCMC as in effect at the Effective Time shall be the Certificate of Formation of the Surviving Entity (the “Surviving Entity Certificate”).
     3.2. Limited Liability Company Agreement. At the Effective Time, the Limited Liability Company Agreement of PCMC as in effect at the Effective Time shall be the limited liability company agreement of the Surviving Entity (the “Surviving Entity LLC Agreement”) until thereafter amended in accordance with applicable law and the Surviving Entity Certificate.
     3.3. Management. At the Effective Time, PCMC is member-managed and, thereafter, the Surviving Entity shall continue to be member-managed until the Surviving Entity LLC Agreement is appropriately amended in accordance with applicable law and the Surviving Entity Certificate. The sole member of PCMC immediately prior to the Effective Time shall be the sole member of the Surviving Entity.
[Signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PUTNAM DIAGNOSTIC IMAGING CENTER, LLC

By:	/s/ William F. Carpenter III William F. Carpenter III,
Senior Vice President

PUTNAM COMMUNITY MEDICAL CENTER, LLC

By:	/s/ William F. Carpenter III William F. Carpenter III,
Senior Vice President